Exhibit 10.2

TIMBERLAND PURCHASE AND SALE AGREEMENT

Nova Scotia Timberlands

THIS TIMBERLAND PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the 5th day of May, 2006 ( the “Effective Date”) by and between Neenah Paper Company of Canada (“Seller”), and Wagner Forest Management, Ltd., a New Hampshire corporation (“Purchaser”).

1.     Timberlands and Other Property to be Acquired.

1.1.          Description of Assets.  In consideration of the mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and subject to all terms of this Agreement, Seller agrees to sell and convey to the Purchaser and the Purchaser agrees to purchase from the Seller all of Seller’s rights, title and interest in and to the following:

(a)           Real Property.  Those certain tracts of real property consisting of approximately 500,894 acres in the aggregate situated in the Province of Nova Scotia, Canada as depicted on the maps attached as Exhibit “A” attached hereto (the “Land”), including without limitation, all of Seller’s right, title and interest in and to (i) all merchantable, unmerchantable and pre-merchantable timber and trees, growing, lying or standing on the Land (collectively, the “Timber”); (ii) any easements, rights of way or other appurtenances benefiting the Land and/or Timber; (iii) any limestone, gypsum, sand, gravel and other minerals not reserved to the Province on and under the Land and related rights subject to the rights of the Province of Nova Scotia and not previously reserved, severed or conveyed by Seller or Seller’s predecessors in interest; (iv) any development rights, air rights, water and water rights, appurtenant to the Land but subject to the exceptions and reservations described in this Agreement; and (v) buildings, improvements, fixtures or structures located upon the Land, if any (the Land and the Timber hereinafter collectively referred to as the “Real Property”).

(b)   Contracts.  The contracts relating to the operation of the Real Property, including without limitation operating contracts, stumpage contracts, permits, licenses, governmental consents and agreements, approvals and clearances, agreements for construction of roads or other improvements, identified on Schedule 1.1(b) attached hereto and hereby made a part hereof, to the extent assignable without the payment of any fee, penalty or other sum (hereinafter, the “Contracts”).

(c)   Leases.           The hunting, recreational and other leases affecting the Real Property identified on Schedule 1.1 (c) (hereinafter, the “Leases”).

(d)   Personal Property.  The personal property, including, without limitation, any maps, property books, plans, drawings, specifications, renderings, engineering studies, biological studies, grading or drainage studies, environmental and hazardous waste studies and reports and related data and materials, timber inventory and GIS data (not including proprietary software) in Seller’s possession and used by Seller exclusively in connection with its operations on the Real Property, including the rights to the work product which could be made available to a registered buyer for the Silviculture credits listed on Schedule 1.1(d) attached hereto and hereby made a part hereof (the “Personal Property”).

1.2.          Assets.  The Real Property, Seller’s rights, title and interest in and to the Contracts and the Leases, and the Personal Property are sometimes collectively referred to as the “Assets”.

1.3.          Excluded Assets.  All assets of Seller not referred to in Section 1.1 (the “Excluded Assets”) shall be retained by Seller, and shall not be transferred to or purchased by Purchaser.  Without limiting the generality of the foregoing, Purchaser shall not purchase from Seller:  cash, accounts, accounts receivable, prepaid items, credits and deposits, claims and rights of action, permits not related to the Real Property or which are not transferable, pension or other employee benefit plans, personnel files, trademarks, trade names or other intellectual property except to the extent that Purchaser hires or acquires any of Seller’s employees as a part of this transaction in which case all personnel files for such employees will be transferred to Purchaser to the extent permitted by applicable law.

2.     Purchase Price.  The purchase price for the Assets is One Hundred Fifty Five Million and 00/100 Dollars [Canadian] ($155,000,000.00) (the “Purchase Price”).  The Purchase Price is subject to adjustment pursuant to Section 9 hereof.  The Purchase Price shall be payable by wire transfer of immediately available funds in lawful money of the [United States/Canada] on the Closing Date to an account or accounts designated by Seller.

3.     Earnest Money Receipt.  Within five (5) business days following the Effective Date Purchaser shall deposit with Seller’s counsel, McInnes Cooper, located at 1601 Lower Water Street, Halifax, Nova Scotia, Canada  B3J 2V1 (the “Escrow Agent”), pursuant a written escrow agreement between the parties, to be deposited into a separate, segregated account set up by the Escrow Agent for the purpose of holding such deposit, the amount of One Million and No/100 Dollars ($1,000,000) in cash, or a letter of credit of equal value reasonably acceptable to Seller, paid or delivered as earnest money (together with any interest earned thereon, the “Earnest Money”).  The Escrow Agent shall be required to invest the Earnest Money deposit in an interest bearing account.  At Closing, the Escrow Agent shall deliver the Earnest Money to Seller and Purchaser shall receive a credit against the Purchase Price in an amount equal to the Earnest Money including all interest earned thereon so delivered.  In the event that the Closing does not occur, the Earnest Money, including any interest thereon, shall be promptly refunded to Purchaser or disbursed to Seller in accordance with the terms of this Agreement

4.     Time and Place of Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall occur on the date which is fifteen (15) days following the expiration of the Inspection Period, or such earlier date as Seller and Purchaser shall mutually agree, with TIME BEING OF THE ESSENCE as to Purchaser’s and Seller’s obligations in respect of the Closing.  The Closing shall take place at the offices of McInnes Cooper located at 1601 Lower Water Street, Halifax, Nova Scotia, Canada  B3J 2V1.  The date of Closing is hereinafter referred to as the “Closing Date”.

5.     Condition of Title and Title Due Diligence.

(a)   Purchaser shall have until 6:00 P.M. EST on the date which is the later of (i) thirty (30) days following the Effective Date or (ii) or ten (10) days following Purchaser’s receipt of a title insurance commitment (the “Inspection Period”) to notify Seller in writing of any objections Purchaser has to the Leases, the Contracts, any matters shown or referred to in any title report or title insurance commitment obtained by Purchaser (at Purchaser’s sole cost and expense) that are not Permitted Exceptions (as defined below); provided, however, that Purchaser shall have no right to object to any title matters unless and until such otherwise objectionable matters have a materially adverse effect on one percent (1%) or more of the total acreage of the Real Property in the aggregate.
(b)   Monetary encumbrances that are not Permitted Exceptions shall be discharged by Seller from Seller’s proceeds of the Closing.  Purchaser shall not object to and shall accept the following matters, which shall be deemed to be Permitted Exceptions:
(i)            liens for taxes or assessments, general or special, or other governmental charges which are not yet due and payable as of the Closing;
(ii)           all land use (including but not limited to forestry, endangered species, environmental and wetlands), building and zoning laws, regulations, codes and ordinances affecting the Real Property and other laws, ordinances, regulations, rules, orders, licenses or determinations of any federal, provincial, county, municipal or other governmental authority heretofore (the “Legal Requirements”), now or hereafter enacted, made or issued by any such authority to the extent such Legal Requirements do not materially and adversely affect the use or value of the Assets as Timberlands, or any portion thereof, other than as is typical in the timber industry in Nova Scotia;
(iii)          any rights of Canada, the Province of Nova Scotia or others in the use and continuous flow of any brooks, streams or other natural water courses or water bodies within, crossing or abutting the Real Property, or title to the submerged lands including, without limitation, flowage rights and navigational rights;
(iv)          title to that portion of the Real Property, if any, lying below the mean high water mark of tidal waters;
(v)           all easements, rights-of-way, profits, licenses, permits, leases and other restrictions and encumbrances of record to the extent the same are of a minor nature and do not materially and adversely affect the use or value of the Assets as Timberlands, or any portion thereof;
(vi)          all existing public and private roads and streets and all railroad and utility lines,  pipelines, service lines and facilities and all agreements relating thereto to the extent the same are of a minor nature and do not materially and adversely affect the use or value of the Assets as Timberlands, or any portion thereof;
(vii)         all encroachments, easements, rights-of-way, overlaps, boundary line disputes, shortages in area, cemeteries and burial grounds and other matters not of record which would be disclosed by an accurate survey or would be apparent from a visible inspection of the Real Property to the extent the same are of a minor nature and do not materially and adversely affect the use or value of the Assets as Timberlands, or any portion thereof;
(viii)        prior reservations or conveyances of gypsum, gravel or other materials not defined as minerals, mineral rights, mineral access agreements or mineral leases of every kind and character to the extent the same are of a minor nature and do not materially and adversely affect the use or value of the Assets as Timberlands, or any portion thereof; and
(ix)           [intentionally deleted]; and
(x)            any title encumbrances or exceptions that are set forth in the title reports or commitments obtained by Purchaser to which Purchaser does not object during the Inspection Period (together with the items listed above, the “Permitted Exceptions”).
(c)   With regard to any matter affecting title which is not a Permitted Exception and to which Purchaser has a right hereunder to and does object in writing prior to the expiration of the Inspection Period, including any Lease or Contract to which the Purchaser objects prior to the expiration of the Inspection Period (a “Title Defect”), Seller may, but shall have no obligation to, attempt to cure and remove such Title Defects.  If Seller is unwilling or fails to cure or remove any Title Defects, then Purchaser’s sole remedy shall be those remedies available to it in Section 9 of this Agreement.
(d)   Seller shall make available to Purchaser as of the Effective Date, and provide copies within ten (10) days of the Effective Date, copies of all Contracts and Leases (collectively, the “Temporary Encumbrances”).  Purchaser agrees to accept the Assets subject to the Temporary Encumbrances, without adjustment or reduction of the Purchase Price.  At Closing, Seller shall assign and Purchaser shall assume Seller’s rights, duties, obligations and liabilities under the Temporary Encumbrances arising or occurring on or after the date of Closing, pursuant to a mutually acceptable assignment and assumption agreement (the “Assignment and Assumption of Temporary Encumbrances”).  Any income due under the Temporary Encumbrances shall be pro-rated as of the Closing Date.
(e)   At Closing, the Seller shall execute and deliver to Purchaser a special or limited warranty deed (or such deed equivalent acceptable pursuant to Nova Scotia and Canadian law) for each land registration district in which the Real Property is located, warranting title against the claims of all persons claiming by, through or under Seller (including Seller’s predecessor in title, Kimberly-Clark, Inc.), but against none other and subject only to specific instruments or documents effecting the title which are Permitted Exceptions (each, a “Deed”, and collectively, the “Deeds”).  The Deeds and the attached descriptions of the Land shall be in a form suitable for the conveyance of title to Purchaser, including the attachment of the maps depicted in Exhibit A, and for (1) registration under the Registry Act for those parcels of the Land not registered under the Land Registration Act and (2) revision into the name of Purchaser for those parcels of the Land registered under the Land Registration Act as of the date of Closing.

(f)    At Closing, (i) by the execution of a mutually acceptable assignment and assumption agreement, Seller shall partially assign Seller’s right, title and interest in and to and Purchaser shall assume Seller’s duties, obligations and liabilities under that certain Land Registration Act Conversion Agreement with the Province of Nova Scotia dated November 24, 2004, as amended with respect to the Real Property (hereinafter, a “Partial Assignment of Conversion Agreement.  Seller and Purchaser acknowledge and agree that the Partial Assignment of the Conversion Agreement will require the conversion and registration of the Real Property through 2008, (ii) Purchaser will be receiving a credit at Closing against the Purchase Price for the estimated cost of converting the Real Property after the Closing Date as described in Section 14 of this Agreement, and (iii) after the Closing Date it shall be the sole obligation of Purchaser, subject to Seller’s obligations under Section 38 below, to register the Real Property in accordance with the terms and conditions of the Partial Assignment of the Conversion Agreement.

6.     Expropriation.  If, prior to Closing, any portion of the Real Property is  lawfully expropriated in accordance with any applicable law, or is damaged by such a expropriation (hereinafter a “Taking”), then (a) this Agreement shall remain in full force and effect; (b) at Closing, as Purchaser’s sole remedy for such Taking, Purchaser shall have the remedies available to it in Section 9 of this Agreement; and (c) Seller shall retain all of the right, title and interest in and to any awards or compensation that have been or that may thereafter be made for any such Taking of the Real Property occurring prior to Closing.

7.     Casualty.  In the event of any loss, damage or destruction to the Real Property prior to Closing and which damages or destroys Timber on the Real Property having a fair market value of at least $1,000,000.00 in the aggregate, as determined in good faith by Seller (and subject to Purchaser’s reasonable approval) (“Casualty Event”) and Purchaser gives written notice to Seller of such event within sixty (60) days after Closing, then (a) this Agreement shall remain in full force and effect; (b) at Closing, as Purchaser’s sole remedy for such Casualty Event, Purchaser shall have the remedies available to it in Section 9 of this Agreement; and (c) Seller shall retain all of the right, title and interest in and to any insurance proceeds that have been or that may thereafter be paid or payable for and any proceeds received by Seller for the sale of any salvageable Timber harvested following the Casualty Event.

8.     Condition of Property; Subsequent Acts.

(a)   Subject only to Seller’s representations and warranties expressly set forth herein, Purchaser accepts the Assets “as is” and “where is,” with all faults and subject to all defects and conditions, known or unknown, at Purchaser’s risk and without adjustment or reduction of the Purchase Price (unless expressly provided herein).  Seller has no obligation to repair or make any improvements to the Real Property.  Subject only to Seller’s representations and warranties expressly set forth herein, Purchaser acknowledges that an inspection of the Real Property has been made or will have been made by the Closing Date and that neither Seller nor its agents, officers, employees or assigns shall be held to have made any representation, warranty or covenant respecting the condition of, or otherwise with respect to, the Real Property or any improvements thereon or any of the other Assets, except as otherwise expressly set forth herein.  Subject only to Seller’s representations and warranties expressly set forth herein.  Purchaser acknowledges and agrees that any documents, cruises, compilations, timber inventories, environmental audits, assessments, surveys, plans, specifications, reports and studies (the “Information”) made available to Purchaser by Seller or on behalf of Seller by Seller’s agents or representatives, including without limitation all such Information as constitutes part of the Personal Property, are or have been provided without any representation, and Seller makes no representation or warranty whatsoever with respect to the accuracy or completeness of, or otherwise with respect to, the Information.  Without limiting the generality of the foregoing and subject only to Seller’s representations and warranties expressly set forth herein, SELLER EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, AS WELL AS ANY WARRANTY WHATSOEVER WITH RESPECT TO THE MARKETABILITY, HARVESTABILITY, AGE, SPECIES MIX, SITE CLASSIFICATION, TIMBER VOLUMES, TIMBER GRADES, OR QUALITY OF ANY TIMBER ON THE REAL PROPERTY, BOUNDARIES OF THE REAL PROPERTY, ACCESS, UTILITIES, ZONING, ACREAGE OR SOILS STABILITY OR CONDITION OF THE REAL PROPERTY, AND PURCHASER EXPRESSLY ACCEPTS EACH SUCH DISCLAIMER.  Nothing contained in this Section 8 shall be deemed to negate any warranty or representation contained in, or limit any remedy available under, the Deeds, the Partial Assignment of Conversion Agreement, the Stumpage Agreement, the Access Agreement, or any of the other closing documents delivered at Closing.

(b)   Between the Effective Date and the Closing Date, Seller shall maintain and keep the Real Property in substantially the same condition as existed on the Effective Date; except Seller shall have the right to cut Timber pursuant to Seller’s current harvest plan [on a pro rata basis] attached hereto as Schedule 8(b) (the “Harvest Plan”), harvest any salvageable Timber following a Casualty Event and to manage and conduct silvicultural activities on the Real Property in accordance with Seller’s ordinary course of business.  Within 30 days after the Closing Date, Seller shall provide to Purchaser a harvest report (the “Actual Harvest Statement”) certifying the volume, by product class, of merchantable Timber that was actually removed from the Real Property from the Effective Date through Closing (the “Interim Period”), together with such supporting data as Purchaser may reasonably request.

(c)   From and after the Effective Date, Seller shall not, without the prior written consent of Purchaser, which consent may not be unreasonably withheld by Purchaser, convey, contract, or otherwise agree to convey any right, title, or interest in or to the Assets to any person or entity and shall not enter into any new agreements, leases, contracts, or commitments relating to the Assets, nor make any changes in any of the existing Contracts and Leases, other than: (a) commitments relating to the repairs, maintenance, and/or security necessary to preserve the Assets; (b) renewals or extensions of any of the Contracts and Leases in the ordinary course of business; provided however, that such renewals or extensions or new agreements, leases, contracts, or commitments shall be made in the ordinary course of business and have terms of one (1) year or less and or otherwise contain the same terms, and Seller shall immediately provide written notice to the Purchaser of any such renewals or extensions.  Seller shall not create, assume, or permit the creation of any lien or encumbrance (though Seller may defend any such liens filed in accordance with local law), other than the lien for current taxes, upon any of the Assets.  Prior to Closing, Seller shall fulfill its obligations under the Contracts and Leases and shall enforce all of its material rights under the Contracts and Leases.  Seller shall not cut, harvest or remove any trees or Timber from the Land except the pro rata amount (plus or minus five percent (5%)) to be harvested prior to Closing pursuant to the Harvest Plan.

9.     Purchase Price & Acreage Adjustments.  The value of any adjustment to the Purchase Price due hereunder (or reimbursement if the payment occurs post-closing) as a result of any uncured Title Defects, Takings or Casualty Events (collectively, “Reduction Events”) shall equal the fair market value of the parcel, parcel or portion of parcel of the Real Property affected by such Reduction Events (the “Reduction Event Adjustment”), and the acreage of the Land shall be reduced accordingly, as determined by an independent third party mutually selected by Seller and Purchaser (the “Appraiser”).  If the Reduction Event Adjustment exceeds ten percent (10%) of the Purchase Price prior to adjustment, then either Purchaser or Seller may terminate this Agreement by written notice to the other party delivered prior to Closing.  Upon such termination, this Agreement shall become null and void and be of no further force and effect except for those provisions hereof that expressly survive termination, and Seller shall refund the Earnest Money to Purchaser (together with $500,000.00 to cover Purchaser’s expenses, if terminated by Seller).  If neither Seller nor Purchaser exercises the foregoing right to terminate this Agreement, then the parties shall proceed to Closing in accordance with the terms and provisions hereof, and the Purchase Price shall be adjusted by the Reduction Event Adjustment as determined by the Appraiser.  Purchaser hereby acknowledges and agrees that Purchaser’s sole remedy for any Reduction Event shall be the Reduction Event Adjustment determined in accordance with this Section 9, and waives any other remedies available to Purchaser at law or in equity for such Reduction Event.

10.   Representations and Warranties of Seller.  Seller hereby makes the following representations and warranties to Purchaser, each of which (a) shall survive Closing for a period of twenty four (24) months, except for Section 10.1 which shall survive for the time period specified therein, (b) is true in all material respects as of the Effective Date, and (c) shall be true in all material respects at Closing:

10.1.        Title.  Except for the Permitted Exceptions Seller owns fee simple title to the Real Property free and clear of any material encumbrances and defects in a manner consistent with commercial timberland ownership in the Province of Nova Scotia.  This representation and warranty of Seller shall survive Closing through and until the later of (a) the expiration of that portion of the Conversion Agreement applicable to Purchaser pursuant to the Partial Assignment of Conversion Agreement or any modification thereof pursuant to Section 3.4, 3.5 or an extension under Section 3.6 of the Conversion Agreement or (b) the migration of each parcel of the Real Property identified in Exhibit A.

10.2.        Authorization; No Violation or Conflicts.  The execution and delivery by Seller of this Agreement and the due consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate actions on the part of Seller and this Agreement constitutes a valid, enforceable and legally binding agreement of Seller except as enforceability may be limited by bankruptcy, insolvency, and other similar laws affecting claims and rights generally and general equitable principles.  Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated herein alone or with the passage of time do or will conflict with or constitute a violation of Seller’s certificate of (incorporation, memorandum or articles or association) or other organizational documentation or agreements or result in the breach of, or the imposition of any lien on any of the Assets, or constitute a default under, any indenture or bank loan or credit agreement, or other agreement or instrument to which Seller is a party or by which Seller or any of the Assets may be bound or affected or violate any judgment, order, decree, law, statute or governmental restriction.

10.3.        Suits, Actions or Proceedings.  Except as disclosed in Schedule 10.3, to Seller’s knowledge, Seller has not received written notice of any action, suit or proceeding pending, contemplated or threatened against Seller or the Assets, or any portion thereof, in any court or before any federal, provincial, county or municipal department, commission, board, bureau or agency or other governmental instrumentality having proper jurisdiction.  There is no suit, action, arbitration or other proceeding pending or, to Seller’s knowledge, threatened before any court or governmental agency, which may result in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement.

10.4.        Compliance.  Except as disclosed on Schedule 10.4 and to Seller’s knowledge, during Seller’s ownership of the Assets, Seller has not received written notice that the Real Property is in material violation of any applicable federal, provincial, county or municipal law, statute, ordinance, order, regulation or requirement affecting all or any portion of the Real Property.  Seller is in compliance with and has not defaulted under the Land Registration Act Conversion Agreement between Seller and Her Majesty the Queen in Right of the Province of Nova Scotia, dated November 24, 2004, as amended, with respect to the Land (the “Conversion Agreement”).

10.5.        Contracts.  Schedule 1.1(b) to this Agreement is a true and complete list of all Contracts affecting the Real Property or the Personal Property.

10.6.        Leases.  Schedule 1.1 (c) to this Agreement is a true and complete list of all Leases affecting the Real Property.

10.7.        No Other Agreements.  Except for the Contracts and Leases and other agreements entered into in the normal course of Seller’s timber operations, there are no other agreements affecting the Assets or any portion thereof.

10.8.        Timber Operations.  Except as previously disclosed to Purchaser as part of the Harvest Plan, Seller has not granted any third party the right to cut, harvest or remove any timber growing, standing or lying on the Land from and after March 2, 2006 (the “Inventory Date”).  Since the Inventory Date, there has been no Casualty Event, and no Timber has been cut or harvested on the Land except pursuant to the Harvest Plan.

10.9.        Environmental.  Except as disclosed on Schedule 10.9, Seller has (i) no knowledge of any violation on the Real Property of the applicable federal, provincial, state, county, city or municipal laws, rules or regulations pertaining to pollution or protection of the environment, or actual or threatened releases, discharges, or emissions into the environment or protection of plant or animal species (collectively, the “Environmental Laws”); (ii) not received any written notice regarding a violation of the Environmental Laws or suggesting that any portion of the Real Property may be targeted for remediation of any hazardous or toxic substances which are regulated by the Environmental Laws, and any other federal, provincial, state, county, city or municipal laws or requirements regulating hazardous, toxic, contaminate or polluting materials, substances or wastes, including, without limitation, any “hazardous substances”, “hazardous waste”, “hazardous materials” or “toxic substances” under such laws (such regulated substances hereinafter collectively referred to as “Hazardous Substances”); (iii) not released, discharged, or emitted and has no actual knowledge of any Hazardous Substances on, in or under the Real Property in violation of any Environmental Laws; (iv) no knowledge of any pending or threatened clean-up activity or of any of the above-ground or underground storage tanks on the Real Property; (v) not made any applications of pesticides and herbicides to the Real Property or portions thereof which were not done in accordance with applicable Environmental Laws or in conformance with the accepted industry standards in central Nova Scotia; (vi) no knowledge of the presence of any species protected by Environmental Laws on the Real Property.

10.10.      No Mining Operations.  Except as set forth on Schedule 10.10 attached hereto, there have been no mining operations conducted on the Real Property or any portion thereof during the past ten (10) years, and Seller has no knowledge of any proposed mineral activity on the Real Property.

10.11.      Form Five Occupation.  To the knowledge of Seller, neither the whole nor a portion of any of the Real Property is occupied without permission and no such permission has been given, except as contained in the Contracts and Leases.

10.12.      Seller’s Residency.  Seller is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

11.   Representations and Warranties of Purchaser.  Purchaser hereby makes the following representations and warranties to Seller, each of  which (a) shall survive Closing for a period of twelve (12) months, (b) is true in all material respects as of the Effective Date, and (c) shall be true in all material respects at Closing:

11.1.        Organization.  Purchaser is a New Hampshire corporation and is duly organized and validly existing and is in good standing under the laws of New Hampshire and has full power and authority to carry out its business as now conducted, to enter into this Agreement and to carry out the transactions contemplated herein in accordance with the terms hereof.

11.2.        Authorization; No Violation or Conflicts.  The execution and delivery of this Agreement by Purchaser and the due consummation of the transactions contemplated herein have been duly and validly authorized by all necessary action on the part of Purchaser, and this Agreement constitutes a valid, enforceable and legally binding agreement of Purchaser except as enforceability may be limited by bankruptcy, insolvency, and other similar laws affecting claims and rights generally and general equitable principles.  Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated herein, alone or with the passage of time do or will conflict with or constitute a violation of Purchaser’s operating agreement or other organizational documentation or agreements or result in the breach of, or the imposition of any lien on any assets of Purchaser pursuant to, or constitute a default under, any indenture or bank loan or credit agreement, or other agreement or instrument to which Purchaser is a party or by which Purchaser or any of its properties may be bound or affected or violate any judgment, order, decree, law, statute or governmental restriction.

11.3.        Suits, Actions or Proceedings.  There is no suit, action, arbitration or other proceeding pending or to Purchaser’s knowledge (as hereinafter defined) threatened before any court or governmental agency, which may result in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement.

11.4.        Insolvency.  There are no attachments, executions, assignments for the benefit of creditors, or proceedings in bankruptcy or under any other debtor relief laws pending, or, to Purchaser’s knowledge, threatened or contemplated against Purchaser or its assets or properties.

11.5.        HST Registration . Purchaser is registered for purposes of Part IX of the Excise Tax Act (Canada) or will become registered prior to Closing.

11.6.        Financial Capability.  Purchaser has, and at Closing will have, the financial capability to complete the transactions contemplated under this Agreement.

11.7.        Purchaser’s Investigations.  Purchaser is relying upon Purchaser’s own investigation of the Assets, and except for the representations and warranties expressly set forth in this Agreement, not upon any other  representations, warranties, guaranties, promises, statements or assurances of Seller or any of Seller’s employees or agents, whether written or oral, express or implied, or otherwise.

12.   Survival; Knowledge and Materiality.

(a)   Survival.  As provided above, the respective representations and warranties of Seller and Purchaser contained herein, and the right to commence any claim with respect thereto, shall survive Closing for a period of twenty four (24) months (except as otherwise provided in Section 10.1), and thereafter shall expire and terminate, and each party shall be forever released from liability to the other based upon such representations and warranties except as to matters for which the other party has duly commenced a proceeding against the defaulting party with regard to the alleged breach of representation or warranty on or prior to such termination date.
(b)   Knowledge Defined.  As used in this Agreement:
(i)            “Seller’s knowledge” shall mean the actual current knowledge (as opposed to constructive or imputed knowledge) of the fact or matter in question of Steve Rutledge, Forestry Strategic Planning Team Leader, and Barry Yuill, Forest Operations Team Leader, without any duty to conduct any investigation or inquiry. Each of the persons listed in this Section has been employed by Seller, or Seller’s predecessor, within Seller’s woodlands operation in Nova Scotia for a period of at least 10 years.

(ii)           “Purchaser’s knowledge” shall mean the actual current knowledge (as opposed to constructive or imputed knowledge) of the fact or matter in question of Thomas Colgan, President and CEO of Purchaser, without any duty to conduct any investigation or inquiry.
(c)   Limitation as to Claims.  In the event of any claim by Purchaser against Seller for breach of representation or warranty under this Agreement, no claim shall be payable by Seller until the aggregate amount of loss or damage under such claims exceeds $500,000.00 (the “Floor”).  Notwithstanding the Floor, Seller shall be obligated only to pay the full aggregate amount of all such claims after the aggregate claims by Purchaser exceed the Floor.  The aggregate amount paid by the Seller for breach of warranty shall not exceed $5,000,000.00 (the “Ceiling”).  Notwithstanding the foregoing Floor and Ceiling, no such limits shall apply or be effective with respect to any claim arising from the fraud of Seller, or from any mortgage, security interest, or statutory lien against the Assets.

13.   Contingencies.

(a)   Seller’s obligation to consummate the transactions contemplated hereby is subject to the following conditions, each of which may be waived in the sole and absolute discretion of Seller:
(i)            Purchaser performing, in all material respects, its obligations under the Agreement;
(ii)           Purchaser’s representations and warranties shall be true and correct in all material respects on and as of the Closing Date, and Purchaser shall have delivered to Seller a certificate to that effect (the “Purchaser’s Closing Certificate”);
(iii)          Purchaser shall have executed and delivered, and the Province of Nova Scotia shall have approved and executed, either a Partial Assignment of Conversion Agreement;
(iv)          No suit, action, arbitration or other proceeding shall be pending before any court or governmental agency which has resulted in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement or may result in an order to return to the Purchaser all or any material part of the purchase price;
(v)           the approval of the Requisite Lenders, as that term is defined in that certain Credit Agreement, as amended, dated November 30, 2004 (the “Credit Agreement”) by and between the Seller and JPMorgan Chase Bank, N.A., as agent for the Lenders (“Lender Approval”).
(b)   Purchaser’s obligation to consummate the transactions contemplated hereby is subject to fulfillment of the following conditions, each of which may be waived in the sole and absolute discretion of Purchaser:

(i)            Seller performing, in all material respects, its obligations under the Agreement;
(ii)           Seller’s representations and warranties shall be true and correct in all material respects on and as of the Closing Date, and Seller shall have delivered to Purchaser a certificate to that effect at Closing (the “Seller’s Closing Certificate”);
(iii)          No suit, action, arbitration or other proceeding, shall be pending before any court or governmental agency which has resulted in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement or may result in an order to recover to the Seller all or any material part of the Assets; and
(iv)          Purchaser shall have received a title policy insuring that Purchaser holds title to the Real Property subject only to the Permitted Exceptions in a form similar to the policy Seller received for the Real Property in November of 2004 and containing such endorsements reasonably required by Purchaser and in a form (including the wording of any general exception) otherwise reasonably acceptable to Purchaser.

14.   Closing.

14.1.        Closing Costs.

(a)   Seller shall pay the following costs and expenses in connection with this transaction:

(i)            Seller’s attorney, consulting, accounting and other advisory fees, if any;

(ii)           All property taxes and special or general assessment installments against the Real Property that are allocable to the period prior to the Closing Date and any improvement taxes assessed against the Assets prior to the Closing Date; and

(iii)          The costs of curing any Title Defects as defined in Schedule 8(c) attached hereto, to the extent that Seller elects to incur such costs.

(b)   Purchaser shall pay the following costs and expenses in connection with this transaction:

(i)            Purchaser’s attorney, consulting, accounting and other advisory fees, if any;

(ii)           To the Seller all property taxes, and special or general assessment installments against the Real Property that are allocable to any period on and after the Closing Date which have been previously paid by the Seller, and any improvement taxes assessed against the Assets on or after the Closing Date, except for any improvement taxes previously paid by Seller;

(iii)          Any taxes, duties or fees due under the Excise Tax Act or under any statute referred to in the Taxes, Duties and Fees (GST/HST) Regulations, except that any taxes assessable on income to the Seller shall be paid by Seller;

(iv)          Recording fees, transfer taxes and any other fees due upon the recording of the Deeds or conveyance of the Real Property;

(v)           All title insurance premiums, search fees and related costs in connection with Purchaser’s obtaining title insurance on the Real Property; and

(vi)          All costs of due diligence performed by Purchaser.

14.2.        Closing Instruments.  At the Closing, the following deliveries shall be made:

(a)   Seller shall execute and deliver to Purchaser the following:

(i)            the Deeds (as defined in Section 5(e));

(ii)           the Assignment and Assumption of Temporary Encumbrances (as defined in Section 5(d));

(iii)          the Partial Assignment of the Conversion Agreement executed by the Province;

(iv)          the Stumpage Agreement for an annual supply of  standing timber to be harvested from the Real Property by and between Seller and Purchaser in the form attached hereto as Exhibit “C” (the “Stumpage Agreement”);

(v)           the Mutual Road Access Agreement by and between Purchaser and Seller to be negotiated between the parties prior to Closing (the “Mutual Road Access Agreement”);

(vi)          Consents or resolutions of the board of directors of Seller authorizing the transaction contemplated by this Agreement;

(vii)         Seller’s Closing Certificate;

(viii)        Affidavits reasonably required by Purchaser’s title insurance company or Purchaser’s counsel, but only to the extent the same are consistent with Seller’s limited warranty of title;

(ix)           Closing Statement;

(x)            Bill of Sale (for Personal Property); and

(xi)           Forms required under the Land Registration Act and the Partial Assignment of Conversion Agreement.

(xii)          The Lender Approval, including a commitment addressed to Purchaser and Seller to record such partial releases sufficient to remove the Credit Agreement as an encumbrance from Purchaser’s title policy.

(xiii)         Clearance letters in respect of worker’s compensation, HST and employee source deduction.

(b)   Purchaser shall execute, if applicable, and deliver to Seller the following:

(i)            Cash in the amount of the Purchase Price and Purchaser’s share of closing costs and prorations;

(ii)           the Assignment and Assumption of Temporary Encumbrances;

(iii)          the Partial Assignment of the Conversion Agreement;

(iv)          the Stumpage Agreement;

(v)           the Mutual Road Access Agreement

(vi)          Consents or resolutions of the board of directors of Purchaser authorizing the transaction contemplated by this Agreement;

(vii)         Purchaser’s Closing Certificate;

(viii)        Affidavits required by the title insurance company, if any; and

(ix)           Closing Statement.

14.3.        Pro Rations and Post-Closing Taxes.  Property taxes for the current year, assessments, rents, water and other utilities constituting liens and applicable Temporary Encumbrances shall be pro-rated as of the Closing Date.  Seller shall be responsible for the payment in full of all taxes and assessments against the Real Property for all periods prior to the Closing Date, and Purchaser shall be responsible for the payment in full of all taxes and assessments against the Real Property for all periods as of and subsequent to the Closing Date.  Purchaser shall be responsible for, and shall indemnify, defend and hold harmless (which covenants shall survive the Closing) Seller from and against all of the “roll-back” or other taxes, if any, (whenever assessed against Purchaser or Seller) imposed as a result of any change of use by Purchaser or any successor to Purchaser’s in title, including but not limited to a change from open space, agricultural, forestland or recreational status.  Purchaser shall be solely responsible for the payment of all taxes, or fees due under the Excise Tax Act and/or under the statutes referred to in the Taxes, Duties and Fees (GST/HST) Regulations resulting from or arising in connection with the transaction contemplated hereby.

15.   Commission.  Except for UBS Investment Bank, whose fees shall be paid by Seller pursuant to a separate written agreement, Purchaser and Seller each represent and warrant to the other that no broker, agent or finder, licensed or otherwise has been engaged by it, respectively, in connection with the transaction contemplated by this Agreement.  In the event of any such claim for broker’s, agent’s or finder’s fee or commission in connection with the negotiation, execution or consummation of this transaction, the party upon whose alleged statement, representation or agreement such claim or liability arises shall indemnify, hold harmless and defend the other party from and against such claim and liability, including without limitation, reasonable attorney’s fees and court costs.  Purchaser and Seller acknowledge that the representations and warranties contained in this Section shall survive the Closing.

16.   Possession.  Purchaser, subject to the Permitted Exceptions, shall be entitled to possession of the Real Property on the Closing Date.

17.   Default.

(a) If Seller defaults in its contractual performance herein in any material way, and Seller does not cure such default within ten (10) days following Seller’s receipt of notice of such default from Purchaser, Purchaser shall have all available remedies at law or equity, including but not limited to the remedy of specific performance; provided, however that in no event shall Purchaser be entitled to monetary damages in excess of Five Million and No/100 Dollars ($5,000,000.00) (the “Damages Cap”).

(b)  Purchaser acknowledges that if Purchaser fails to purchase the Real Property for any reason other than the breach of Seller or termination of this Agreement by Seller pursuant to Section 9 or non-fulfillment of a contingency pursuant to Section 13(b), Seller shall be entitled to compensation from Purchaser (as its sole remedy) for the detriment resulting from the removal of the Real Property from the market, and entering into this Agreement rather than selling to other potential purchasers.  Therefore, in the event of Purchaser’s failure to purchase the Real Property for any reason other than the breach of Seller or termination of this Agreement by Seller or Purchaser pursuant to Section 9 or non-fulfillment of a contingency pursuant to Section 13(b), Seller shall have, as Seller’s exclusive option, the right to receive and retain the Earnest Money as liquidated damages and not a penalty.  The parties acknowledge and agree that the Earnest Money is, as of the Effective Date, a reasonable estimate of Seller’s damages, considering all of the circumstances existing on the Effective Date and that proof of actual damages would be impractical or extremely difficult.  Purchaser hereby waives all rights or benefits of any law, statute, rule or regulation, now or hereafter existing, which would allow Purchaser, following Purchaser’s failure to purchase the Real Property for any reason other than Seller’s default or termination of this Agreement by Seller pursuant to Section 9 or non-fulfillment of a contingency pursuant to Section 13(b), to claim a refund of the Earnest Money, as unearned Earnest Money or a penalty or for any other purpose.

18.   Third Party Consents.  Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Contracts, Leases or Personal Property, if an assignment or transfer or an attempt to make such an assignment or transfer without the consent or approval of a third party would constitute a breach or violation thereof or affect adversely the rights of Purchaser or Seller thereunder; and any transfer or assignment to Purchaser by Seller of any interest under any such Contracts, Leases or Personal Property, that requires the consent or approval of such third party shall be made subject to such consent or approval being obtained.  In the event any such consent or approval is not obtained on or prior to the Closing Date, Seller shall continue to cooperate in all reasonable respects with Purchaser in its efforts to obtain any such consent or approval after the Closing Date until such time as such consent or approval has been obtained, and Seller will cooperate in all reasonable respects with Purchaser in any lawful and economically feasible arrangement to provide that Purchaser shall receive the interest of the Seller in the benefits under any such Contracts, Leases or Personal Property and indemnify Purchaser against any liabilities directly attributable to the failure to secure such consent or approval (except that any such arrangement shall not require performance by Seller as an agent of Purchaser); provided that Purchaser shall undertake to and shall pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Purchaser would have been responsible therefor if such consent or approval had been obtained.  Seller’s indemnification in this Section 18 shall be subject to the Limitations as to Claims detailed in Section 12(c) of this Agreement.

19.   Attorneys’ Fees.  In the event of the bringing of any action or suit by either party against the other party by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Agreement, the party in whose favor final judgment shall be entered shall be entitled to have and recover of and from the other party all costs and expenses of suit, including reasonable attorneys’ fees on a solicitor and client basis.

20.   Governing Law.  This Agreement shall be interpreted, construed and enforced according to the laws of the Province of Nova Scotia, Canada and the federal laws of Canada applicable therein.

21.   Notices.  All notices or other communication provided for under this Agreement shall be in writing, shall be effective upon receipt or refusal to accept delivery, and shall be (i) delivered personally, (ii) sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight courier service, addressed to the Person to receive such notice or communication at the following address, or (iii) sent by facsimile transmission to the phone number listed below with a copy of such notice sent on the same day of transmission by the method set forth in the preceding clause (ii):

If to Seller:

Neenah Paper Company of Canada
c/o Neenah Paper, Inc.
3460 Preston Ridge Road, Suite 600
Alpharetta, Georgia 30005
Attn:  Legal Department
Facsimile:  (678) 518 3283

If to Purchaser:

Wagner Forest Management, Ltd.
150 Orford Road
Lyme, New Hampshire 03768
Attn:  Thomas Colgan
Facsimile: (603) 795-4631

with a copy to:

Smith, Gambrell & Russell, LLP
Suite 3100, Promenade II
Atlanta, GA 30309-35791
Attn:  Mark Pottorff
Facsimile: (404) 685-6897

22.   Time of Performance.  Time is of the essence of this Agreement and of all acts required to be done and performed by the parties hereto, including, but not limited to, the proper tender of each of the sums required by the terms hereof to be paid.

23.   Section Headings.  The word or words appearing at the commencement of sections and subsections of this Agreement are included only as a guide to the contents thereof and are not to be considered as controlling, enlarging or restricting the language or meaning of those sections or subsections.

24.   Invalidity.  In the event any portion of this Agreement should be held to be invalid by any court of competent jurisdiction, such holding shall not affect the remaining provisions hereof unless the court’s ruling includes a determination that the principal purpose and intent of this Agreement are thereby defeated.

25.   Legal Relationships.  Seller and Purchaser agree that (a) the relationship between them is, is intended to be and shall at all times remain, in connection with the transactions contemplated by this Agreement, that of seller and purchaser and (b) neither party is, is intended to be or shall be construed as a partner, joint venturer, lender, borrower, debtor, creditor, alter ego, manager, controlling person or other business associate or participant of any kind of the other party or any of its affiliates and neither party intends to ever assume such status.  All terms, covenants and conditions to be observed and performed by either of the parties hereto shall be joint and several if entered into by more than one person on behalf of such party, and a default by any one or more of such persons shall be deemed a default on the part of the party with whom said person or persons are identified.  No third party is intended to be benefited by this Agreement.

26.   Assignment; Successors.  Neither Seller nor Purchaser may sell, transfer, assign, pledge or encumber its interest in this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.  Subject to the restrictions contained herein, the rights and obligations of the Seller and Purchaser shall inure to the benefit of and be binding upon their respective estates, heirs, executors administrators, successors, successors-in-trust and assigns.  Purchaser shall have the right, without obtaining Seller’s consent, to transfer or assign its interest in this Agreement to a third party identified by Purchaser in writing prior to Closing; provided that Purchaser shall remain directly and primarily liable for Purchaser’s obligations pursuant to the Agreement and in no way shall such an assignment be deemed a waiver, release or novation.

27.   Entire Agreement.  All understandings and agreements previously existing between the parties, if any, except for that certain Confidentiality Agreement dated December 22, 2005, by and between Neenah Paper, Inc. and Purchaser (the “Confidentiality Agreement”) are merged into this Agreement, which alone fully and completely expresses their agreement, and the same is entered into after full investigation, neither party relying upon any statement or representation made by the other not embodied herein.  This Agreement may be modified only by a written amendment executed by all parties.

28.   Interpretation.  This Agreement has been reviewed by both parties and each party has had the opportunity to consult with independent counsel with respect to the terms hereof and has done so to the extent that such party desired.  No stricter construction or interpretation of the terms hereof shall be applied against either party as the drafter hereof.

29.   Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument.  All such counterparts together shall constitute a fully executed Agreement.

30.   Survival.  No provision of this Agreement shall survive Closing, except that all agreements, covenants, representations and warranties set forth in this Agreement, and all provisions of this Agreement, the full performance of which is not required prior to Closing, will survive Closing and be fully enforceable for a period of 24 months after Closing (and such additional time necessary for any final resolution of any claim or action commenced prior to the end of such period), unless another time period for survival is specifically listed herein (including the time period provided in Section 10.1).

31.   Confidentiality.

(a)   Seller and Purchaser agree that with respect to any disclosure of the terms and conditions of this Agreement or the status of the transaction contemplated hereby, Seller and Purchaser shall be bound by the terms and conditions of the Confidentiality Agreement as though the Seller and Purchaser were the original parties to such Confidentiality Agreement, and the terms and conditions of the Confidentiality Agreement are hereby incorporated into this Agreement by this express reference thereto.
(b)   No press releases or other public statements concerning this Agreement or the transactions contemplated hereby shall be made by either party without the prior written approval of the other, except as required by applicable law.

32.   Acreage.  Seller is selling and Purchaser is purchasing the Real Property in gross and not per acre.  The parties understand and agree that the exact acreage of the Real Property is not guaranteed by Seller.

33.   Currency.  Unless otherwise specifically referenced herein all dollar amounts listed, referenced or described in this Agreement shall refer to and be interpreted to represent Canadian Dollars.

34.   Recording.  Purchaser shall not record this Agreement or any memorandum hereof.

35.   Governmental Approvals.  If filings are required under the Competition Act or the Investment Canada Act, the parties will cooperate and use commercially reasonable efforts to make such filings in a timely manner, and the Closing Date shall be postponed until all applicable approvals have been obtained and there has been compliance with requisite notice periods.

36.   Previous Title Policies and Surveys.  To the extent not previously provided as part of Purchaser’s due diligence, Seller agrees to deliver to Purchaser for Purchaser’s receipt at Closing or within a reasonable time thereafter (i) all previous title policies in Seller’s possession which insure the Real Property or portions thereof (ii) abstracts of title, certificate of title and title notes, and (iii) all surveys, GIS data and mapping information in Seller’s possession showing the Real Property or portions thereof.  Notwithstanding the foregoing, Seller shall make available to Purchaser (either at Seller’s offices or by delivering copies to Purchaser) at any time prior to Closing any of the above referenced documents specifically requested by Purchaser for review.

37.   Time Periods.  If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, expires or falls on a Saturday, Sunday or U.S. legal or bank holiday, then such time period shall automatically be extended through the close of business on the next regularly scheduled business day.

38.   Further Assurances.  The parties hereto will do such acts and things and execute such documents, both before and after closing, as are reasonably necessary to give effect to the intent of this Agreement.

39.   Post Closing Obligations.

(a)                   In order that Purchaser, Seller, and this transaction shall be able to timely comply with the Land Registration Act and the Conversion Agreement after the Closing Date Seller will co-operate with Purchaser with respect to providing information, or providing statutory declarations where applicable, regarding the title of the Land or portions thereof, including, without limitation, and to the extent practical, making available to Purchaser Seller’s employees who may have knowledge regarding the Real Property.

(b)                   Seller shall use its best efforts to assist Purchaser, prior to Closing and, if necessary, post-Closing, in obtaining a reliance letter in a form acceptable to Purchaser, from InteGreyted International, LLC, who provided the Phase I Environmental Assessment for Seller’s predecessor in title, dated April 2004 (“Previous Environmental Assessment”), which letter shall state that Purchaser may rely on the Previous Environmental Assessment.

IN WITNESS WHEREOF, the parties hereto have executed this instrument in duplicate the day and year first above written.

SELLER:

NEENAH PAPER COMPANY OF CANADA

By:	s/s Sean T. Erwin
Name: Sean T. Erwin
Title: President

[Purchaser Signature Page Purchase and Sale Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this instrument in duplicate the day and year first above written.

PURCHASER:

WAGNER FOREST MANAGEMENT, LTD., a New Hampshire corporation

By:	s/s Thomas J. Colgan
Name:	Thomas J Colgan
Title:	President and Chief Executive Officer

Exhibits

A.	Real Property
B.	[Intentionally Deleted]
C.	Stumpage Agreement

Schedules

1.1(b)	Contracts
1.1(c)	Leases
1.1(d)	Personal Property
8(b)	Harvest Plan
10.3	Suits, Actions or Proceedings
10.4	Governmental Compliance
10.9	Environmental Compliance
10.10	Mining Activity

EXHIBIT “A”

Real Property

Those certain maps delivered to Mr. John Sobetzer of Wagner Forest Management, Ltd. in electronic form on May 5, 2006.

EXHIBIT B

Intentionally Deleted

EXHIBIT “C”

Stumpage Agreement

[Executed Stumpage Agreement filed separately with SEC]

SCHEDULE 1.1(b)

CONTRACTS

Company Access Agreements to Offered Lands

NOTE:  Deeds were not searched for these documents.  They are from records of agreements  issued over the years, TO  the company, to gain access to their lands over third party lands.  Other ROW’s and Easements will be identified as properties are migrated to the new registry system.

County of Annapolis

Agreement Type  Road Usage License on Private

Compartment	Expiry	Term	Map	PID	Location
1123	2/21/2008		3019		Waterloo Lake, Anna Co.

Agreement Type  ROW on Private Land

Compartment	Expiry	Term	Map	PID	Location
1102		No Expiry	0		Cherryfield

County of Antigonish

Agreement Type  Road Usage License on Private

Compartment	Expiry	Term	Map	PID	Location
10	4/5/2006	1 yr	752	01302223	McArras Brook, Antig Co.

Agreement Type  ROW on Private Land

Compartment	Expiry	Term	Map	PID	Location
28		No Expiry	0		Ohio, Antig Co.

County of Colchester

Agreement Type  Road Usage License on Private

Compartment	Expiry	Term	Map	PID	Location

1182	7/2/2006		1433		Bass River, Cumb. Co.

330	7/24/2006		1435		Scrabble Hill, Colch Co.

366	12/31/2006		1432		Pleasant Hills, Colch Co.

1179	8/28/2007		1432		Brown Road, Colch Co.

1

1327	10/12/2007	3 yrs	1440	20009551	Jollytown, Colch Co.

1180	10/29/2007		1432		Bass River, Cumb. Co.

344	12/16/2007	2 yrs	1538	20326922	Lower Onslow, Colch. Co.

1156	8/19/2008		738		West Tatamagouhce, Colch Co.

1156	8/19/2008		738		West Tatamagouche

Agreement Type  ROW ON Private Land

Compartment	Expiry	Term	Map	PID	Location
234		No Expiry	1242		Glen Road, Pictou Co.

462		No Expiry	0		Ben Lake West River Station

491		No Expiry	1743		Burnside, Col., Co.

491		No Expiry	1743		Burnside, Col., Co.

491		No Expiry	1743		Burnside, Colchester County

514		No Expiry	1740		Upper Brookfield, Colch. Co.

571		No Expiry			Coldstream Road, Col., Co.

1184		No Expiry			Economy, Col., Co.

1184		No Expiry			Economy, Col., Co.

County of Cumberland

Agreement Type  Road Usage License on Private

Compartment	Expiry	Term	Map	PID	Location
291	10/1/2006		836		Lake Road, Cumb. Co.

271	2/28/2008		637, 73		Grant Road, Cumb. Co.

407	8/26/2008		1525		West Bay, Cumb. Co.

Agreement Type  ROW on Private Land

Compartment	Expiry	Term	Map	PID	Location
274		No Expiry	436		Gulf Shore, Cumb. County

321		No Expiry	0		Westchester Station, Cumb. Co.

383		No Expiry	0		Wasson Bluff, Cumb., Co.

391		No Expiry	0		South Brook, Cumb., Co.

405		No Expiry	0		West Bay, Cumb., Co.

2

421		No Expiry	1523	Fraserville, Cumb., Co.

453		No Expiry	0	Spencers Island, Cumb. Co.

1146		No Expiry	1528	Moose River, Cumb., Co.

407	8/31/2008		1525	West Bay, Cumb. Co.

County of Guysborough

Agreement Type  Road Usage License on Private

Compartment	Expiry	Term	Map	PID	Location
599	6/28/2006	1 yr.	1949	37532223	Black Brook Lake

576	7/13/2009	5 yrs	1852	37533510	Upper Smithfield

Agreement Type  ROW on Private Land

Compartment	Expiry	Term	Map	PID	Location
587		No Expiry	1751		Southerland Brook, Guys., Co.

598		No Expiry			Caledonia

598		No Expiry			Caledonia

600		No Expiry

600		No Expiry	0		Cameron Settlement, Guys., Co.

County of Halifax

Agreement Type  Road Usage License on Private

Compartment	Expiry	Term	Map	PID	Location
780	4/28/2010				Browns Lake, Hfx. Co.

780	4/30/2010		0		Browns Lake, Hfx. Co.

780	4/30/2010		0		Browns Lake, Hfx. Co.

780	4/30/2010	Not signed	0		Browns Lake, Hfx. Co.

780	4/30/2010	Not signed	0		Browns Lake, Hfx. Co.

780	4/30/2010		0		Browns Lake, Hfx. Co.

3

Agreement Type                  ROW on Private Land

Compartment	Expiry	Term	Map	PID	Location
785		No Expiry	2439		Cooks Brook, Hfx. Co.

800		No Expiry	1749		Beaver Harbour, Hfx. Co.

800		No Expiry	2649		Beaver Harbour, Hfx. Co.

800		No Expiry	2649		Beaver Harbour, Hfx. Co.

837		No Expiry

892		No Expiry	2640		Beaver Lake

County of Hants

Agreement Type                  Road Usage License on Private

Compartment	Expiry	Term	Map	PID	Location
1210	7/6/2006		1934		Northfield Junction, Hants Co.

1210	7/6/2006		1934		Northfield Junction, Hants Co.

930	1/1/2008		2037		Urbania, Hants Co.

1202	6/27/2008	3 yrs	2333	45129970	Rawdon Gold Mines, Hants Co.

Agreement Type                  ROW on Private Land

Compartment	Expiry	Term	Map	PID	Location
965		No Expiry	2433		Rawdon Gold Mines

968		No Expiry	0		Jim Horne Lake, Hants, Co.

969		No Expiry	2634		Beaverbank Road

974		No Expiry	2635

978		No Expiry			Mt. Uniacke, Hants, Co.

1067		No Expiry	0		Leminster, Hants, Co.

1110		No Expiry	0		Lwr. Salter Lake, Hants Co.

1197		No Expiry	0		Upper Rawdon

1200		No Expiry	0		Panuke Lake

1209		No Expiry	0		Northfield, Hants Co.

4

County of Kings

Agreement Type                  Road Usage License on Private

Compartment	Expiry	Term	Map	PID	Location
1024	10/25/2007		2524		South Alton, Kings Co.

Agreement Type                  ROW on Private Land

Compartment	Expiry	Term	Map	PID	Location
1023		No Expiry	0		Forest Home, Kings, Co.

1024		No Expiry	2525		Sunken Lake, Kings, Co.

1026		No Expiry	0		Salmon Tail Rv. Kings Co.

1033		No Expiry	0		Murphy Lake, Kings Co.

1044		No Expiry	2523		Aylesford Lake, Kings Co.

1045		No Expiry	0		Salmontial River Kings, Co.

County of Lunenburg

Agreement Type                  Eastment

Compartment	Expiry	Term	Map	PID	Location
1062		No Expiry			Wallaback Lake, Lunen Co.

Agreement Type                  Road Usage License on Private

Compartment	Expiry	Term	Map	PID	Location
1060	8/17/2009	5 yrs	3024	60313162	New Ross, Lunen, Co.

1027	10/31/2009	5 yrs	2825	60131174	Gold River, Lunen Co.

Agreement Type                  ROW on Private Land

Compartment	Expiry	Term	Map	PID	Location
1028		No Expiry

1062		No Expiry	2925		Tote Road, Lunen., Co.

1062		No Expiry	2925		Tote Road, Lunen., Co.

1062		No Expiry	2925		Wallaback Lake

1063		No Expiry	0		Clearwater Lake, Lunen., Co.

1063		No Expiry	0		Clearwater Lake, Lunen., Co.

1064		No Expiry	0		New Russell, Lunen., Co.

1064		No Expiry

1069		No Expiry	0		Sherbrook Lake, Lunen., Co.

1072		No Expiry	0		Walden Lunen, Co.

5

County of Pictou

Agreement Type                  Road Usage License on Private

Compartment	Expiry	Term	Map	PID	Location
154	3/12/2007		1648	00899732	MacQuarrie Lake, Pictou Co.

134	6/29/2010	5 yrs	1448	65046286	Iron Ore, Pictou County

Agreement Type                  Land Use License

Compartment	Expiry	Term	Map	PID	Location
48	6/6/2010	June, 2010	951	01044460	Avondale Station, Pictou Co.

Agreement Type                  Road Usage License on Private

Compartment	Expiry	Term	Map	PID	Location
144	5/15/2006	May 15/06	1547		Maple Lake

228	5/31/2007	May 2007	1143	00853549	Dalhousie Mtn, Pictou Co.

36	8/29/2008	3 yrs	852	01040492	Lismore, Pictou Co.

166	9/21/2008	3 yrs	745	0080216	Caribou River, Pictou Co.

188	5/10/2010	5 yrs	842	00819193	Gunn Road

129	12/11/2010	5 yrs	1248	00889915	MacLellan’s Mtn, Pictou Co.

68	1/15/2011	5 yrs	1553	65026957	East Rv., St. Mary’s

Agreement Type                  ROW on Private Land

Compartment	Expiry	Term	Map	PID	Location
34		No Expiry	0		Glen Dhu, Pictou Co.

34		No Expiry	0		Glen Dhu, Pictou Co.

49		No Expiry	0		Barneys River, Pictou Co.

49		No Expiry	0		Barneys River, Pictou Co.

50		No Expiry	0		Piedmont, Antig

59		No Expiry

60		No Expiry	0		Weavers Mtn., Pictou Col.

80		No Expiry	0		Kenzieville, Pictou Co.

6

87	No Expiry	1050	Piedmont, Pictou Co.

87	No Expiry	1050	Piedmont Valley, Pictou County

89	No Expiry		Piedmont, Pictou Co.

89	No Expiry	1050	Piedmont Valley, Pictou County

89	No Expiry	1050	Piedmont, Pictou Co.

93	No Expiry	1149	Telford

93	No Expiry	1149	Teleford

94	No Expiry	0	Telford, Pictou Co.

94	No Expiry		Teleford

96	No Expiry	1249	North Bloomfield, Pictou County

103	No Expiry	0	Blue Mtn, Pictou County

122	No Expiry	0	Mt. William

122	No Expiry		Mt. William

122	No Expiry

125	No Expiry	0	Hazel Glenn, Pictou Co.

134	No Expiry	1448	Iron Ore, Pictou County

137	No Expiry	0	Sunnybrae

139	No Expiry		Sunnybrae, Pictou County

139	No Expiry	1548	Sunnybrae, Pictou

141	No Expiry	0	Bridgeville, Pictou Co.

194	No Expiry	0	Kerrowgare, Pictou Co.

200	No Expiry	0	Diamond, Pictou Co.

201	No Expiry	0	West Branch

238	No Expiry	0	Concorde, Pictou Co.

1234	No Expiry	0	West Branch, Pictou Co.

1247	No Expiry	1050	Piedmont, Pictou County

7

SCHEDULE 1.1(c)

LEASES

Land Use Agreements on Offered Lands

NOTE:  Deeds were not searched for these documents.  They are from records of agreements issued over the years, by the company.  Other ROW’s and Easements will be identified as properties are migrated to the new registry system.

County of Annapolis

Agreement Type                  Long Term Lease

Compartment	Expiry	Term	Map	PID	Location
1094		No Expiry	3119		Waterloo Lake

Agreement Type                  Road Usage License on Company

Compartment	Expiry	Term	Map	PID	Location
1123	2/21/2008		3019		Waterloo Lake, Anna. Co.

Agreement Type                  ROW on Company

Compartment	Expiry	Term	Map	PID	Location
1094		No Expiry	3119		Waterloo Lake, Anna. Co.

County of Colchester

Agreement Type                  Forestry Operations License

Compartment	Expiry	Term	Map	PID	Location
205	9/15/2007		1041		Clydesdale Road, Colchester County

Agreement Type                  Gate Sign Off

Compartment	Expiry	Term	Map	PID	Location
339		No Expiry	1337

507		No Expiry			Hilden

547		No Expiry			Shortts Lake

Agreement Type                  Land Use License

Compartment	Expiry	Term	Map	PID	Location
487		No Expiry		20056503	Pembroke

565	8/5/2006	2 yrs	2239	20402640	Wittenburg

1

Agreement Type                  Mineral Exploration License

Compartment	Expiry	Term	Map	PID	Location
1237	4/28/2006	1 yr	1342	20013348	Fenton Lake, Colch Co.

Agreement Type                  Road Usage License on Company

Compartment	Expiry	Term	Map	PID	Location
286	1/27/2006	1 yr	738	20092243	West Tatamagouche

337	7/24/2006	No Expiry	1337		East Folly Mtn,. Colch Co.

509	9/17/2006	2 yrs	1640	20046470	Harmony Rd., Colch Co.

251	1/19/2007	1 yr	939	20089280	Tatamagouche, Colch Co.

552	9/27/2007	3 yrs	2189	20078978	Lanesville, Colch Co.

571	10/22/2007	3 yrs	2939	40218307	Cooks Brook, Hfx Co.

Agreement Type                  ROW on Company

Compartment	Expiry	Term	Map	PID	Location
205		No Expiry	1041		CLYSDALE RD

254		No Expiry	0		New Annan, Col., Co

491		No Expiry	1743		Burnside, Colchester County

491		No Expiry	1743		Burnside, Col., Co.

491		No Expiry	1743		Burnside, Colch Co.

507		No Expiry	1740		Camden

514		No Expiry	1740	20054649	Upper Brookfield, Colch Co.

Agreement Type                  Utility Lease

Compartment	Expiry	Term	Map	PID	Location
328		No Expiry	0		Onslow to Cumb., Co. line

Agreement Type                  Watershed Agreement

Compartment	Expiry	Term	Map	PID	Location
507		No Expiry

508		No Expiry

509		No Expiry

2

County of Cumberland

Agreement Type                  Ducks Unlimited Lease

Compartment	Expiry	Term	Map	PID	Location
291	4/1/2024		936		Gough Brook, Cumb. Co.

Agreement Type                  Gravel Lease

Compartment	Expiry	Term	Map	PID	Location
422	11/30/2006		0

Agreement Type                  Land Use License

Compartment	Expiry	Term	Map	PID	Location
422	11/10/2006	1 yr	1422	20434288	Henning Brook, Cumb. Co.

Agreement Type                  Road Usage License on Company

Compartment	Expiry	Term	Map	PID	Location
293	7/2/2006		835		Hunter Rd., Cumb. Co.

271	2/20/2008		637		Grant Road, Cumb. Co.

Agreement Type                  ROW on Company

Compartment	Expiry	Term	Map	PID	Location
289		No Expiry	0		Old French Rd., Mattatall Lake

289		No Expiry	0		Mattatall lake, Cumb. County

383		No Expiry	1528		Mosse River, Cumb. County

421		No Expiry	1523		Fraserville, Cumb., Co.

436		No Expiry	1321		West Apple Rd.

Agreement Type                  Sugarbush Lease

Compartment	Expiry	Term	Map	PID	Location
421		No Expiry	1522

3

Agreement Type                  Utility Lease

Compartment	Expiry	Term	Map	PID	Location
289		No Expiry	0		Mattatall Lake, Cumb. Co.

300		No Expiry	0		Debert to Cumb. Co.

431		No Expiry	0		Shulie Road at Apple River

County of Guysborough

Agreement Type                  Gates Sign Off

Compartment	Expiry	Term	Map	PID	Location
600		No Expiry			Cameron Settlement

Agreement Type                  Road Usage License on Company

Compartment	Expiry	Term	Map	PID	Location
584	6/9/2007	3 yrs	2052	37532223	Slate Brook

589	6/18/2007	3 yrs	1951	37532223	Rocky “O” Lake, Guys. Co.

598	7/19/2007	3 yrs	1850	37532736	Caledonia, Guys. Co.

599	1/27/2008	3 yrs	1849	37532223	Cameron Settlement

600	6/5/2008	June, 2008	1848	37539830	Black Brook

Agreement Type                  ROW on Company

Compartment	Expiry	Term	Map	PID	Location
78		No Expiry	0		McKenns Lake Pictou Co.

598		No Expiry			Caledonia

599		No Expiry	0		Little Liscomb, Guys. County

County of Halifax

Agreement Type                  Easement

Compartment	Expiry	Term	Map	PID	Location
800		No Expiry	0		Halfway Brook, East River Street Harbor

4

Agreement Type                  Gate Sign Off

Compartment	Expiry	Term	Map	PID	Location
910	10/31/2010	5 yrs	2638		Dollar Lake, Hfx Co.

Agreement Type                  Land Use License

Compartment	Expiry	Term	Map	PID	Location
572	1/12/2007		2339		Cooks Brook, Hfx Co.

Agreement Type                  Road Usage License on Company

Compartment	Expiry	Term	Map	PID	Location
814	3/27/2006		2647		Fraser Lake Rd., Hfx. Co.

785	6/16/2007	3 yrs	2429	00553388	Cooks Lake, Hfx. Co

910	11/18/2007		2638		Dollar Lake, Hfx. County

910	9/27/2009	5 Yrs Renewal	2638		Dollar Lake, Hfx. County

908	12/19/2009	5 yrs	2638	00596858	Antrim, Hfx Co.

Agreement Type                  ROW on Company

Compartment	Expiry	Term	Map	PID	Location
785		No Expiry	2439		Cooks Lake, Hfx. Co.

785		No Expiry	2439		Cooks Lake, Hfx. Co.

785		No Expiry	2439

892		No Expiry	2640		Meaghers Grant

910		No Expiry	0		Dollar Lake & Allen Hill, Hfx., Co.

910		No Expiry

972		No Expiry	2635		Grand Lake, Hfx., Co.

Agreement Type                  Utility Lease

Compartment	Expiry	Term	Map	PID	Location
812		No Expiry

814		No Expiry

5

Agreement Type                  Watershed Agreement

Compartment	Expiry	Term	Map	PID	Location
814		No Expiry			Sheet Harbour

County of Hants

Agreement Type                  Easement

Compartment	Expiry	Term	Map	PID	Location
969		No Expiry	0		Beaverbank to MacPhees Corner

Agreement Type                  Gate Sign Off

Compartment	Expiry	Term	Map	PID	Location
926		No Expiry

1203		No Expiry	2233		Kennetcook, Hants Co.

974	7/1/2013		2634		East Uniacke, Hants Co.

Agreement Type                  Gravel Lease

Compartment	Expiry	Term	Map	PID	Location
983	4/30/2006		0

Agreement Type                  Land Use License

Compartment	Expiry	Term	Map	PID	Location
1022		No Expiry

976	6/18/2007		2633	45100955	Ohearn Lake, Hants Co

Agreement Type                  Long Term Lease

Compartment	Expiry	Term	Map	PID	Location
969	12/31/2007		0

982	11/30/2025		0		Mount Uniacke, Hants Co.

6

Agreement Type                  Road Usage License on Company

Compartment	Expiry	Term	Map	PID	Location
1075	8/24/2007	3 yrs	2028	45061694	Upper Vaughn, Hants Co.

1075	9/13/2007		2928		Upper Vaughn, Hants Co.

Agreement Type                  ROW on Company

Compartment	Expiry	Term	Map	PID	Location
959		No Expiry	0		Nine Mile River, Hants Co.

969		No Expiry

969		No Expiry	2635		Grand Lake, Hants, Co.

969		No Expiry	2635		Beaverbank

974		No Expiry	2634

978		No Expiry	0		Mt. Uniacke, Hants Co.

1067		No Expiry	0		Bills Lake

1110		No Expiry	2827		Lwr. Salter Lake, Hants Co.

1203		No Expiry	0		Kennetcook, Hants Co.

1208		No Expiry	0		Northfield, Hants Co.

Agreement Type                  Trail License

Compartment	Expiry	Term	Map	PID	Location
981		No Expiry

Agreement Type                  Utility Lease

Compartment	Expiry	Term	Map	PID	Location
982		No Expiry

983		No Expiry

1203		No Expiry	2233		Kennetcook, Hants co.

County of Kings

Agreement Type                  Forestry Operations License

Compartment	Expiry	Term	Map	PID	Location
1026	6/23/2006	2 yrs	2825	55320287	Gold River Lk

7

Agreement Type                  Gate Sign Off

Compartment	Expiry	Term	Map	PID	Location
1088		No Expiry

Agreement Type                  Land Use License

Compartment	Expiry	Term	Map	PID	Location
1043		No Expiry	2622

1033	2/14/2007		2724		Blue Mt., Kings Co.

Agreement Type                  ROW on Company

Compartment	Expiry	Term	Map	PID	Location
1019		No Expiry	0		Black River Lake, Kings Co.

1026		No Expiry	2824		Gold River Lake/Aldersville, Kings/Lunen

1026		No Expiry	0		Blue Mtn., Kings County

1026		No Expiry

1029		No Expiry	0		Gaspereau Lake

1044		No Expiry	2523		Aylesford Lake, Kings Co.

1090		No Expiry	0		Sixty Lake, Kings Co.

1090		No Expiry	0		East Dalhousie, Kings Co.

1090		No Expiry	3121		Alton Rd., Kings Co.

1109		No Expiry	2625		Black River Lake, Kings Co.

Agreement Type                  Utility Lease

Compartment	Expiry	Term	Map	PID	Location
1019		No Expiry	2626		Black River lake, Kings Co.

1045		No Expiry

1048		No Expiry	0		Hardwood Lake

8

County of Lunenburg

Agreement Type                  Land Use License

Compartment	Expiry	Term	Map	PID	Location
1064	No Expiry	3026

Agreement Type                  Long Term Lease

Compartment	Expiry	Term	Map	PID	Location
1069	10/1/2008		3224		Forties Settlement, Lunen Co.

Agreement Type                  Road Usage License on Company

Compartment	Expiry	Term	Map	PID	Location
1028	6/23/2006	2 yrs	2825	60393337	Gold River Lk

Agreement Type                  Road Usage License on Company

Compartment	Expiry	Term	Map	PID	Location
1062		No Expiry	2925		Tote Road, Walleback Lake, Lunen Co.

1062		No Expiry	0		Walleback Lake, Lunen Co.

1062		No Expiry	2925		Tote Rd., Walleback Lake, Lunen Co.

1065		No Expiry	3026

1065		No Expiry	0		Lake Lewis, Lunen., Co.

1065		No Expiry	0		Leminster;

1069		No Expiry	3124

1069		No Expiry

1069		No Expiry	0		Harlow Lake Rd., Lunen Co.

1069		No Expiry

1074		No Expiry

1074		No Expiry

1074		No Expiry	0		Sherbrook Lake, Lunen., Co.

1074		No Expiry	0		Harlow Lake Rd., Lunen., Co.

1074		No Expiry			Harlow Lake R., Lunen., Co.

1074		No Expiry	0		Chester Basin, Lunen., Co.

1065	2/4/2009		3026		Leminster, Hants Co.

9

Agreement Type                  Utility Lease

Compartment	Expiry	Term	Map	PID	Location
1064	No Expiry

1064	No Expiry

County of Pictou

Agreement Type                  Forestry Operations License

Compartment	Expiry	Term	Map	PID	Location
190	5/20/2006	2 yrs	942	00830190	West Branch

66	8/17/2007	3 yrs	1552		Black Brook Lake Rd., Pictou Co

Agreement Type                  Gate Sign Off

Compartment	Expiry	Term	Map	PID	Location
49		No Expiry

66		No Expiry

80		No Expiry			Kenzieville

96		No Expiry

229		No Expiry	1042

Agreement Type                  Land Use License

Compartment	Expiry	Term	Map	PID	Location
38		No Expiry			Bailey’s Brook

61		No Expiry			Black Brook Lake

66		No Expiry	1552

128		No Expiry	1248		McLellan’s Brook

172		No Expiry	745

Agreement Type                  Road Usage License on Company

Compartment	Expiry	Term	Map	PID	Location
81	5/1/2006		1351		Laggan, Pictou Co.

80	5/21/2006		1251		Laggan, Pictou Co.

1119	7/2/2006		1452		Greens Brook, Pictou Co.

95	7/10/2006		1249		Meiklefield, Pictou Co.

65	9/16/2006		1451		Eden Lake, Pictou Co.

132	1/27/2007	2 yrs	1347	00889188	Brookville, Pictou Co.

164	5/17/2007	3 yrs	1645	00861955	Dunn Lake

100	10/12/2007	3 yrs	1349	01037225	Greenvale, Pictou Co.

68	6/9/2008	June, 2008	1553	00901231	East River St. Marys

166	9/21/2008	3 yrs	745	00806216	Caribou River, Pictou Co.

48	6/5/2010	June, 2010	951	0104460	Avondale Station, Pictou Co.

10

Agreement Type                  ROW on Company

Compartment	Expiry	Term	Map	PID	Location
39		No Expiry	0		Baileys Brook Pictou Co

65		No Expiry

94		No Expiry	1149		Telford

103		No Expiry

128		No Expiry			Kirkmont

137		No Expiry	1548		Sunnybrae, Pictou Co.

137		No Expiry	0		Sunnybrae

139		No Expiry	0		Sunnybrae, Pictou County

139		No Expiry	0		Sunnybrae, Pictou Co.

179		No Expiry	0		Scotsburn

198		No Expiry	0		Millsville, Pictou Co.

215		No Expiry	0		Central West River, Pictou

222		No Expiry	0		South Mtn. Col., Co.

222		No Expiry	0		Mount Thom, Pictou Co.

1247		No Expiry	1050	01036219	Piedmont, Pictou Co.

65	2/26/2007		1451		Eden Lake, Pictou Co.

Agreement Type                  Trail License

Compartment	Expiry	Term	Map	PID	Location
88		No Expiry	0

11

Agreement Type                  Utility Lease

Compartment	Expiry	Term	Map	PID	Location
173		No Expiry	0

198		No Expiry		65053282	Fitzpatrick Mtn., Pictou Co.

218		No Expiry			West River

220		No Expiry	0		Kemptown to New Glasgow

12

Camps on Offered Lands

County   Annapolis

Camp Type	Compartment	Location	PID	Map Num	Lease Num
Camp Lease	1091	Rocky Lake	05013024		LN466

Camp Lease	1091	Lake Spry	05013024	3020	LN379

Camp Lease	1091	Peter Stillwater	05013024		LN465

Camp Lease	1092	Upper Thirty Lake	05013024	3119	LN417

Camp Lease	1092	Upper Thirty Lake	05013024	3119	LN416

Camp Lease	1092	Lower Thirty Lake	05013024	3120	LN396

Camp Lease	1095	Joe Simon	05013032	3019	LN432

Camp Lease	1095	Joe Simon Lake	05013032	3019	LN437

Camp Lease	1095	Joe Simon Lake	05013032	3019	LN436

Camp Lease	1095	Joe Simon Lake	05013032	3019	LN441

Camp Lease	1096	Birch Bark	05013032	3019	LN434

Camp Lease	1096	Scragg Lake	05013032	3019	LN444

Unleased Camp	1094	Big Sucker Lake			UC25

County   Cumberland

Camp Type	Compartment	Location	PID	Map Num	Lease Num
Unleased Camp	391	uc-Lawrence Brook	25251703	1128	UC22

County   Guysborough

Camp Type	Compartment	Location	PID	Map Num	Lease Num
Camp Lease	590	West Side, Collie Rd	37532223	1951	LN404

Camp Lease	591	Crooked Lake	37532223	2051	LN448

Camp Lease	596	Big Liscomb Lake	37532223	1949	LN353

Camp Lease	597	Long Lake — Liscomb	37532223	1950	LN329

Camp Lease	599	Big Liscomb Lake	3753223	1949	LN232

Unleased Camp	584	Smith Bog			UC36

Unleased Camp	585	UC-Francis Gut Lk	37532223	1951	UC17
Unleased Camp	592	Big Brook Lake			UC41

Unleased Camp	596	UC-Three Island Lk	37532223	1949	UC3

1

County   Halifax

Camp Type	Compartment	Location	PID	Map Num	Lease Num
Camp Lease	837	Scraggy Lake	00438069	2644	LN288

County   Hants

Camp Type	Compartment	Location	PID	Map Num	Lease Num
Camp Lease	969	Horne Lake	45155215	2534	LN400

Camp Lease	1012	Upper Falmouth	45061058		LN472

Camp Lease	1014	Benjamins Mills	45272192	2627	LN458

Camp Lease	1015	Big Ben	45061926	2626	LN435

Camp Lease	1020	Mantletree Lake	45061926		LN460

Camp Lease	1020	Mantletree Lake	45061926	2726	LN390

Unleased Camp	953	Walton			UC49

Unleased Camp	968	North Brook			UC43

Unleased Camp	1022	Mantletree Lake			UC38

Unleased Camp	1110	Salter Lake			UC39

County   Kings

Camp Type	Compartment	Location	PID	Map Num	Lease Num
Camp Lease	1023	Little River	55320287	2625	LN433

Camp Lease	1037	Four Mile Lake	55338131	2623	LN420

Camp Lease	1037	Four Mile Brook	55338099	2723	LN407

Camp Lease	1037	Four Mile Brook	55338081	2723	LN408

Camp Lease	1037	Four Mile Lake	55338131	2623	LN419

Camp Lease	1052	Lake Paul	55126312	2922	LN249

Camp Lease	1054	Kidney Lake	55126312	2923	LN461

Unleased Camp	1021	Little River Lake			UC42

2

County   Pictou

Camp Type	Compartment	Location	PID	Map Num	Lease Num
Camp Lease	60	Weavers Mountain	01040187	1252	LN464

Camp Lease	60	Weavers Mountain	01040187	1252	LN426

Camp Lease	60	Weavers Mountain	01040179	1252	LN215

Camp Lease	89	Piedmont	01036243		LN462

Camp Lease	128	McLellans Mountain	00889667	1348	LN469

Camp Lease	128	McLellans Mountain	00889667	1348	LN470

Camp Lease	133	South MacLellan’s Mtn.		1348	LN473

Camp Lease	244	Lansdowne	00921320	1445	LN440

Unleased Camp	65	East Side of Eden Lake			UC40

Unleased Camp	104	CAMP-TURNER LK	01043652	1450	LN454

Unleased Camp	128	Jordan Lot			UC46

Unleased Camp	143	Maple Lake		1548	UC37

3

SCHEDULE 1.1(d)

PERSONAL PROPERTY

PERSONAL PROPERTY

Silvicultural “Work In Progress” Available for Silvicultural Credits
Under the Nova Scotia Forest Sustainability Regulations

Treatment	Year	Hectares	Credit $ hectare	Potential Credits
Chemical Weeding	2004	177	$300.00	$53,100.00
Commercial Thinning	2004	86	$400.00	$34,400.00
Natural Regeneration Softwood	2004	716	$50.00	$35,800.00
Chemical Weeding	2005	660	$300.00	$198,000.00
Pre- Commercial Thinning	2005	231	$750.00	$173,250.00
Natural Regeneration Softwood	2005	775	$50.00	$38,750.00
Plantation Establishment	2005	1,266	$650.00	$822,900.00
Totals		3,911		$1,356,200.00

SCHEDULE 8(b)

HARVEST PLAN

Attached to the Stumpage Agreement in Exhibit C

v

SCHEDULE 10.3

SUITS, ACTIONS OR PROCEEDINGS

LAND DISPUTES on OFFERED LANDS

PID #	Comp	Dep	Map	Name	Location	1st Corres	Last Corres	Dispute	Status
20138921	373	296	1430-31	Roland Faulkner	Lower Economy, Colchester County	May 16/78	Oct 5/81	Ownership dispute	Not resolved (active)
45061926		211	K-18	Ivan Hebb	Salter Lake, Hants County	Mar 11/85	Mar 11/85	Boundary line dispute	Not resolved
	974	128	2534	Bill Mundie	Beaverbank Rd	Oct 1/80	Apr 14/86	Boundary Line dispute. Put septic bed on Company land	Not resolved. No property owner with this name now in the area.
00900738	105	198	1449	Elmer MacKay	Blanchard	Jan-94	ongoing	Dispute with McCulloch over land	Not resolved
01444964	1012	622-6		John Newcombe	Pembroke	Dec 23/88	Feb 21/89	Boundary line dispute	Unknown
25054362	364, 365	244		Ruth Symes	Minudie, Cumb. Co	July 6/00	July 6/00	Symes claiming 200 acres of NP land. – NP cut the lot, no further correspondence	Not resolved.

1

SCHEDULE 10.4

GOVERNMENTAL COMPLIANCE

None

SCHEDULE 10.9

ENVIRONMENTAL COMPLIANCE

None

SCHEDULE 10.10

MINING ACTIVITY

See Schedule 1.1(b)